EXHIBIT 99.1

Eagle Bancorp, Inc. Announces Another Quarter of Record Earnings With Second Quarter 2017 Net Income up 15% Over 2016

BETHESDA, Md., July 19, 2017 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (the “Company”) (NASDAQ:EGBN), the parent company of EagleBank, today announced record quarterly net income of $27.8 million for the three months ended June 30, 2017, a 15% increase over the $24.1 million net income for the three months ended June 30, 2016. Net income per basic common share for the three months ended June 30, 2017 was $0.81 compared to $0.72 for the same period in 2016, a 13% increase. Net income per diluted common share for the three months ended June 30, 2017 was $0.81 compared to $0.71 for the same period in 2016, a 14% increase.

For the six months ended June 30, 2017, the Company’s net income was $54.8 million, a 15% increase over the $47.5 million for the same period in 2016. Net income per basic common share for the six months ended June 30, 2017 was $1.61 compared to $1.41 for the same period in 2016, a 14% increase. Net income per diluted common share for the six months ended June 30, 2017 was $1.60 compared to $1.39 for the same period in 2016, a 15% increase.

“We are very pleased to report a continued quarterly trend of balanced and consistently strong financial performance,” noted Ronald D. Paul, Chairman and Chief Executive Officer of Eagle Bancorp, Inc. “Our net income has increased for 34 consecutive quarters dating back to the first quarter of 2009. We are proud that this performance has been the result of a combination of balance sheet growth, revenue growth, solid asset quality, and improved operating leverage. We continued to benefit from growth in new loans even while anticipated loan maturities increased. Notwithstanding such payoffs, we are very pleased to report continued growth in earnings and earnings per share. Additionally, the new FHA Multifamily lending division is beginning to add revenue."

The Company’s financial performance for the six months ended June 30, 2017 as compared to June 30, 2016 was highlighted by:

  growth in total loans of 11% over the prior year;
  growth in total deposits of 10% over the prior year;
  growth in total revenue of 7% for the first six months of 2017 over 2016;
  a year-to-date annualized net charge-off ratio to average loans of 0.03%;
  noninterest income contribution from our FHA Multifamily lending division;
  further improvement in operating leverage from an already favorable position; and
  a reduction in the efficiency ratio to 39.57% for the first six months of 2017.

Mr. Paul added, “At a time when the net interest margin of banks is being challenged by rising rates, the Company remains committed to cost management measures and strong productivity.” The strong second quarter earnings resulted in an annualized return on average assets (“ROAA”) of 1.60% and an annualized return on average common equity (“ROACE”) of 12.51%.

For the first six months of 2017, total loans grew 5% over December 31, 2016, and averaged 12% higher in the first six months of 2017 as compared to the first six months of 2016. Loan growth has moderated in the second quarter due to both our being more selective in new credit opportunities and due to higher levels of loan maturities as projects continue to perform well. At June 30, 2017, total deposits were 3% higher than deposits at December 31, 2016, while deposits averaged 9% higher for the first six months of 2017 compared with the first six months of 2016.

The net interest margin (“NIM”) was 4.16% for the second quarter of 2017 which was two basis points higher than first quarter of 2017. Mr. Paul noted, “We believe that our NIM remains favorable to peer banks. Importantly, we have been able to sustain attractive loan yields which were 5.14% for the second quarter, up one basis point from first quarter and up four basis points from second quarter in 2016. By achieving better loan yields, which is in part due to having a high percentage of variable rate loans that benefit from short term rate increases by the Federal Reserve, we are doing well in offsetting a higher cost of funds. The Company’s focus continues to be on all the factors that contribute to earnings per share growth, as opposed to dependence on any one factor.”

Total revenue (net interest income plus noninterest income) for the second quarter of 2017 was $76.7 million, or 7% above the $71.4 million of total revenue earned for the second quarter of 2016 and was 5% higher than the $73.0 million of revenue earned in the first quarter of 2017. For the six month periods, total revenue was $149.7 million for 2017, as compared to $140.3 million in 2016, a 7% increase.

The primary driver of the Company’s revenue growth for the second quarter of 2017 as compared to the second quarter in 2016 was its net interest income growth of 9% ($69.7 million versus $63.8 million). Noninterest income (excluding investment gains) declined by 1% in the second quarter 2017 over 2016, due substantially to higher sales in 2016 of Small Business Administration (“SBA”) and residential mortgage loans and the resulting gains on the sale of these loans. The lower revenue associated with SBA and residential mortgage loan sales was effectively offset by income of $642 thousand (net of certain transaction expenses) on the origination, securitization, servicing and sale of FHA Multifamily-Backed Government National Mortgage Association (“GNMA”) securities.

Asset quality measures remained solid at June 30, 2017. Net charge-offs (annualized) were 0.02% of average loans for the second quarter of 2017, as compared to 0.15% of average loans for the second quarter of 2016. At June 30, 2017, the Company’s nonperforming loans amounted to $17.1 million (0.29% of total loans) as compared to $21.4 million (0.40% of total loans) at June 30, 2016 and $17.9 million (0.31% of total loans) at December 31, 2016. Nonperforming assets amounted to $18.5 million (0.26% of total assets) at June 30, 2017 compared to $24.5 million (0.39% of total assets) at June 30, 2016 and $20.6 million (0.30% of total assets) at December 31, 2016.

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. Furthermore, the Company is diligent in placing loans on nonaccrual status and believes, based on its loan portfolio risk analysis, that its allowance for credit losses, at 1.02% of total loans (excluding loans held for sale) at June 30, 2017, is adequate to absorb potential credit losses within the loan portfolio at that date. The allowance for credit losses was 1.05% at June 30, 2016 and 1.04% of total loans at December 31, 2016. The allowance at June 30, 2017 for credit losses represented 356% of nonperforming loans, as compared to 264% at June 30, 2016 and 330% at December 31, 2016.

“The Company’s productivity continued to improve in the second quarter,” noted Mr. Paul. The efficiency ratio of 39.10% reflects management’s ongoing efforts to maintain superior operating leverage. The annualized level of noninterest expenses as a percentage of average assets has declined to 1.72% in the second quarter of 2017 as compared to 1.83% in the second quarter of 2016. A relatively stable staff, capacity utilization, branch rationalization, a low level of problem assets, and leveraging of other fixed costs have been the major reasons for improved operating leverage. Additionally, the Company continues investments in IT systems and resources, including its online client services. Our goal is to improve operating performance without inhibiting growth or negatively impacting our ability to service our customers. Mr. Paul further noted, “We will continue to maintain strict oversight of expenses, while retaining an infrastructure to remain competitive, support our growth initiatives and manage risk.”

Total assets at June 30, 2017 were $7.24 billion, a 14% increase as compared to $6.37 billion at June 30, 2016, and a 5% increase as compared to $6.89 billion at December 31, 2016. Total loans (excluding loans held for sale) were $5.99 billion at June 30, 2017, an 11% increase as compared to $5.40 billion at June 30, 2016, and a 5% increase as compared to $5.68 billion at December 31, 2016. Loans held for sale amounted to $49.3 million at June 30, 2017 as compared to $59.3 million at June 30, 2016, a 17% decrease, and $51.6 million at December 31, 2016, a 5% decrease. The investment portfolio totaled $497.7 million at June 30, 2017, a 22% increase from the $409.5 million balance at June 30, 2016. As compared to December 31, 2016, the investment portfolio at June 30, 2017 decreased by $40.4 million or 8%.

Total deposits at June 30, 2017 were $5.87 billion, compared to deposits of $5.34 billion at June 30, 2016, a 10% increase, and deposits of $5.72 billion at December 31, 2016, a 3% increase. Total borrowed funds (excluding customer repurchase agreements) were $361.7 million at June 30, 2017, $119.0 million at June 30, 2016 and $216.5 million at December 31, 2016. We continue to work on expanding the breadth and depth of our existing relationships while we pursue building new relationships.

Total shareholders’ equity at June 30, 2017 increased 15%, to $902.7 million, compared to $788.6 million at June 30, 2016, and increased 7%, from $842.8 million at December 31, 2016. The Company’s capital position remains substantially in excess of regulatory requirements for well capitalized status, with a total risk based capital ratio of 15.13% at June 30, 2017, as compared to 12.73% at June 30, 2016, and 14.89% at December 31, 2016. In addition, the tangible common equity ratio was 11.15% at June 30, 2017, compared to 10.88% at June 30, 2016 and 10.84% at December 31, 2016.

Analysis of the three months ended June 30, 2017 compared to June 30, 2016

For the three months ended June 30, 2017, the Company reported an annualized ROAA of 1.60% as compared to 1.57% for the three months ended June 30, 2016. The annualized ROACE for the three months ended June 30, 2017 was 12.51%, as compared to 12.40% for the three months ended June 30, 2016.

Net interest income increased 9% for the three months ended June 30, 2017 over the same period in 2016 ($69.7 million versus $63.8 million), resulting from growth in average earning assets of 13%. The net interest margin was 4.16% for the three months ended June 30, 2017, as compared to 4.30% for the three months ended June 30, 2016. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.14% for the second quarter in 2017 has been a significant factor in its overall profitability.

The provision for credit losses was $1.6 million for the three months ended June 30, 2017 as compared to $3.9 million for the three months ended June 30, 2016. The lower provisioning in the second quarter of 2017, as compared to the second quarter of 2016, is primarily due to lower loan growth, as net loans increased $160.1 million in the three months ended June 30, 2017, as compared to an increase of $247.6 million in the same period in 2016, and to overall improved asset quality. Net charge-offs of $366 thousand in the second quarter of 2017 represented an annualized 0.02% of average loans, excluding loans held for sale, as compared to $2.0 million, or an annualized 0.15% of average loans, excluding loans held for sale, in the second quarter of 2016. Net charge-offs in the second quarter of 2017 were attributable primarily to income producing - commercial real estate ($969 thousand) offset by recoveries in construction - commercial and residential ($343 thousand) and commercial and industrial loans ($254 thousand).

Noninterest income for the three months ended June 30, 2017 decreased to $7.0 million from $7.6 million for the three months ended June 30, 2016, due primarily to lesser net gains on the sale of investments ($26 thousand in 2017 versus $498 thousand in 2016), a decrease of $888 thousand in gains on the sale of SBA loans, a decrease in gains on sales of residential mortgages of $584 thousand, offset by revenue associated with the origination, securitization, servicing, and sale of FHA Multifamily-Backed GNMA securities of $642 thousand (net of certain transaction expenses), an increase in other miscellaneous income of $335 thousand, and an increase in other loan income of $137 thousand. Residential mortgage loans closed were $188 million for the second quarter in 2017 versus $214 million for the second quarter of 2016. Excluding gains on sales of investment securities, noninterest income was $7.0 million in the second quarter of 2017 as compared to $7.1 million for the second quarter of 2016, a decrease of 1%.

The efficiency ratio, which measures the ratio of noninterest expense to total revenue, was 39.10% for the second quarter of 2017, as compared to 39.63% for the second quarter of 2016. Noninterest expenses totaled $30.0 million for the three months ended June 30, 2017, as compared to $28.3 million for the three months ended June 30, 2016, a 6% increase. Cost increases for salaries and benefits were $961 thousand, due primarily to increased staff, merit increases and incentive compensation. Marketing and advertising expense increased by $327 thousand primarily due to costs associated with expanded digital and print advertising. Legal, accounting and professional fees increased by $286 thousand primarily due to enhanced IT risk management.

Analysis of the six months ended June 30, 2017 compared to June 30, 2016

For the six months ended June 30, 2017, the Company reported an annualized ROAA of 1.61% as compared to 1.56% for the six months ended June 30, 2016. The annualized ROACE for the six months ended June 30, 2017 was 12.62%, as compared to 12.39% for the six months ended June 30, 2016. The higher ratios are due to increased earnings.

Net interest income increased 8% for the six months ended June 30, 2017 over the same period in 2016 ($136.6 million versus $126.4 million), resulting from growth in average earning assets of 12%. The net interest margin was 4.16% for the six months ended June 30, 2017 as compared to 4.30% for the same period in 2016. The Company believes its net interest margin remains favorable compared to peer banking companies and that its disciplined approach to managing the loan portfolio yield to 5.13% for the first six months in 2017 has been a significant factor in its overall profitability. Additionally, the percentage of average noninterest bearing deposits to total deposits was 32% for the first six months in 2017 versus 30% for the same period in 2016.

The provision for credit losses was $3.0 million for the six months ended June 30, 2017 as compared to $6.9 million for the six months ended June 30, 2016. The lower provisioning in the first six months of 2017, as compared to the first six months of 2016, is due to lower loan growth, as net loans increased $307.1 million during the first six months of 2017, as compared to an increase of $405.1 million during the same period in 2016, and to overall improved asset quality. Net charge-offs of $989 thousand in the first six months of 2017 represented an annualized 0.03% of average loans, excluding loans held for sale, as compared to $3.1 million or an annualized 0.12% of average loans, excluding loans held for sale, in the first six months of 2016. Net charge-offs in the first six months of 2017 were attributable primarily to income producing - commercial real estate ($1.4 million) offset by recoveries in construction - commercial and residential ($346 thousand) and commercial and industrial loans ($131 thousand).

Noninterest income for the six months ended June 30, 2017 was $13.1 million as compared to $13.9 million for the six months ended June 30, 2016, a 6% decrease due primarily to lesser net gains on the sale of investments ($531 thousand in 2017 and $1.1 million in 2016), a decrease of $1.1 million in gains on the sale of SBA loans, offset by revenue associated with the origination, securitization, servicing, and sale of FHA Multifamily-Backed GNMA securities of $642 thousand (net of certain transaction expenses), and an increase in other miscellaneous income of $213 thousand. Excluding investment securities net gains, total noninterest income was $12.6 million for the six months ended June 30, 2017, as compared to $12.7 million for the same period in 2016, a 1% decrease.

Noninterest expenses totaled $59.2 million for the six months ended June 30, 2017, as compared to $56.4 million for the six months ended June 30, 2016, a 5% increase. Cost increases for salaries and benefits were $1.5 million, due primarily to increased staff and merit increases. Marketing and advertising expense increased by $447 thousand primarily due to costs associated with expanded digital and print advertising. Legal, accounting and professional fees increased by $225 thousand primarily due to enhanced IT risk management. Other expenses increased $740 thousand primarily due to higher broker fees.  For the first six months of 2017, the efficiency ratio was 39.57% as compared to 40.20% for the same period in 2016.

The financial information which follows provides more detail on the Company’s financial performance for the three and six months ended June 30, 2017 as compared to the three and six months ended June 30, 2016 as well as providing eight quarters of trend data. Persons wishing additional information should refer to the Company’s Form 10-K for the year ended December 31, 2016 and other reports filed with the Securities and Exchange Commission (the “SEC”).

About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twenty-one branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Conference Call: Eagle Bancorp will host a conference call to discuss its second quarter 2017 financial results on Thursday, July 20, 2017 at 10:00 a.m. eastern daylight time. The public is invited to listen to this conference call by dialing 1.877.303.6220, conference ID Code is 47807241, or by accessing the call on the Company’s website, www.EagleBankCorp.com. A replay of the conference call will be available on the Company’s website through August 3, 2017.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Eagle Bancorp, Inc.
Consolidated Financial Highlights (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income Statements:
Total interest income	$79,344	$69,772	$155,138	$137,579
Total interest expense	9,646	5,950	18,546	11,167
Net interest income	69,698	63,822	136,592	126,412
Provision for credit losses	1,566	3,888	2,963	6,931
Net interest income after provision for credit losses	68,132	59,934	133,629	119,481
Noninterest income (before investment gains)	6,997	7,077	12,562	12,743
Gain on sale of investment securities	26	498	531	1,122
Total noninterest income	7,023	7,575	13,093	13,865
Total noninterest expense	30,001	28,295	59,233	56,397
Income before income tax expense	45,154	39,214	87,489	76,949
Income tax expense	17,382	15,069	32,700	29,482
Net income	$27,772	$24,145	$54,789	$47,467

Per Share Data:
Earnings per weighted average common share, basic	$0.81	$0.72	$1.61	$1.41
Earnings per weighted average common share, diluted	$0.81	$0.71	$1.60	$1.39
Weighted average common shares outstanding, basic	34,128,598	33,588,141	34,099,228	33,553,570
Weighted average common shares outstanding, diluted	34,324,120	34,183,209	34,304,285	34,146,404
Actual shares outstanding at period end	34,169,924	33,584,898	34,169,924	33,584,898
Book value per common share at period end	$26.42	$23.48	$26.42	$23.48
Tangible book value per common share at period end (1)	$23.28	$20.27	$23.28	$20.27

Performance Ratios (annualized):
Return on average assets	1.60%	1.57%	1.61%	1.56%
Return on average common equity	12.51%	12.40%	12.62%	12.39%
Net interest margin	4.16%	4.30%	4.16%	4.30%
Efficiency ratio (2)	39.10%	39.63%	39.57%	40.20%

Other Ratios:
Allowance for credit losses to total loans (3)	1.02%	1.05%	1.02%	1.05%
Allowance for credit losses to total nonperforming loans	356.00%	264.44%	356.00%	264.44%
Nonperforming loans to total loans (3)	0.29%	0.40%	0.29%	0.40%
Nonperforming assets to total assets	0.26%	0.39%	0.26%	0.39%
Net charge-offs (annualized) to average loans (3)	0.02%	0.15%	0.03%	0.12%
Common equity to total assets	12.46%	12.39%	12.46%	12.39%
Tier 1 capital (to average assets)	11.61%	11.24%	11.61%	11.24%
Total capital (to risk weighted assets)	15.13%	12.73%	15.13%	12.73%
Common equity tier 1 capital (to risk weighted assets)	11.18%	10.74%	11.18%	10.74%
Tangible common equity ratio (1)	11.15%	10.88%	11.15%	10.88%

Loan Balances - Period End (in thousands):
Commercial and Industrial	$1,319,736	$1,140,863	$1,319,736	$1,140,863
Commercial real estate - owner occupied	$660,066	$584,358	$660,066	$584,358
Commercial real estate - income producing	$2,596,230	$2,461,581	$2,596,230	$2,461,581
1-4 Family mortgage	$151,115	$150,129	$151,115	$150,129
Construction - commercial and residential	$1,034,902	$847,268	$1,034,902	$847,268
Construction - C&I (owner occupied)	$116,577	$100,063	$116,577	$100,063
Home equity	$103,671	$110,697	$103,671	$110,697
Other consumer	$2,734	$8,470	$2,734	$8,470

Average Balances (in thousands):
Total assets	$6,959,994	$6,191,164	$6,866,597	$6,131,848
Total earning assets	$6,725,251	$5,967,008	$6,631,111	$5,905,962
Total loans	$5,895,174	$5,266,305	$5,800,742	$5,168,346
Total deposits	$5,660,119	$5,178,501	$5,607,552	$5,161,086
Total borrowings	$375,124	$207,221	$346,791	$173,272
Total shareholders’ equity	$890,498	$783,318	$875,223	$770,117

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The table below provides a reconciliation of these non-GAAP financial measures with financial measures defined by GAAP.

GAAP Reconciliation (Unaudited)
(dollars in thousands except per share data)
	Six Months Ended	Twelve Months Ended	Six Months Ended
	June 30, 2017	December 31, 2016	June 30, 2016
Common shareholders' equity	$902,675	$842,799	$788,628
Less: Intangible assets	(107,061)	(107,419)	(108,021)
Tangible common equity	$795,614	$735,380	$680,607

Book value per common share	$26.42	$24.77	$23.48
Less: Intangible book value per common share	(3.14)	(3.16)	(3.21)
Tangible book value per common share	$23.28	$21.61	$20.27

Total assets	$7,244,527	$6,890,096	$6,365,320
Less: Intangible assets	(107,061)	(107,419)	(108,021)
Tangible assets	$7,137,466	$6,782,677	$6,257,299
Tangible common equity ratio	11.15%	10.84%	10.88%

(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(3) Excludes loans held for sale.

Eagle Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)
(dollars in thousands, except per share data)

Assets	June 30, 2017	December 31, 2016	June 30, 2016
Cash and due from banks	$10,948	$10,285	$11,013
Federal funds sold	7,417	2,397	5,444
Interest bearing deposits with banks and other short-term investments	429,336	355,481	230,041
Investment securities available for sale, at fair value	497,672	538,108	409,512
Federal Reserve and Federal Home Loan Bank stock	28,603	21,600	19,864
Loans held for sale	49,327	51,629	59,323
Loans	5,985,031	5,677,893	5,403,429
Less allowance for credit losses	(61,047)	(59,074)	(56,536)
Loans, net	5,923,984	5,618,819	5,346,893
Premises and equipment, net	20,153	20,661	18,209
Deferred income taxes	46,294	48,220	41,321
Bank owned life insurance	60,869	60,130	59,357
Intangible assets, net	107,061	107,419	108,021
Other real estate owned	1,394	2,694	3,152
Other assets	61,469	52,653	53,170
Total Assets	$7,244,527	$6,890,096	$6,365,320

Liabilities and Shareholders' Equity
Deposits:
Noninterest bearing demand	$1,851,437	$1,775,684	$1,631,732
Interest bearing transaction	405,210	289,122	293,401
Savings and money market	2,730,981	2,902,560	2,634,446
Time, $100,000 or more	490,105	464,842	434,102
Other time	389,964	283,906	342,307
Total deposits	5,867,697	5,716,114	5,335,988
Customer repurchase agreements	74,362	68,876	80,508
Other short-term borrowings	145,000	-	50,000
Long-term borrowings	216,710	216,514	68,989
Other liabilities	38,083	45,793	41,207
Total liabilities	6,341,852	6,047,297	5,576,692

Shareholders' Equity
Common stock, par value $.01 per share; shares authorized 100,000,000, shares
issued and outstanding 34,169,924, 34,023,850, and 33,584,898, respectively	340	338	333
Warrant	-	-	946
Additional paid in capital	517,356	513,531	507,602
Retained earnings	386,100	331,311	281,071
Accumulated other comprehensive loss	(1,121)	(2,381)	(1,324)
Total Shareholders' Equity	902,675	842,799	788,628
Total Liabilities and Shareholders' Equity	$7,244,527	$6,890,096	$6,365,320

Eagle Bancorp, Inc.
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
Interest Income	2017	2016	2017	2016
Interest and fees on loans	$75,896	$67,211	$148,367	$132,133
Interest and dividends on investment securities	2,827	2,356	5,660	4,944
Interest on balances with other banks and short-term investments	610	196	1,093	480
Interest on federal funds sold	11	9	18	22
Total interest income	79,344	69,772	155,138	137,579
Interest Expense
Interest on deposits	6,403	4,530	12,233	8,673
Interest on customer repurchase agreements	40	39	78	76
Interest on other short-term borrowings	224	344	277	344
Interest on long-term borrowings	2,979	1,037	5,958	2,074
Total interest expense	9,646	5,950	18,546	11,167
Net Interest Income	69,698	63,822	136,592	126,412
Provision for Credit Losses	1,566	3,888	2,963	6,931
Net Interest Income After Provision For Credit Losses	68,132	59,934	133,629	119,481

Noninterest Income
Service charges on deposits	1,543	1,424	3,015	2,872
Gain on sale of loans	2,519	3,992	4,567	5,455
Gain on sale of investment securities	26	498	531	1,122
Increase in the cash surrender value of bank owned life insurance	372	390	739	780
Other income	2,563	1,271	4,241	3,636
Total noninterest income	7,023	7,575	13,093	13,865
Noninterest Expense
Salaries and employee benefits	16,869	15,908	33,546	32,027
Premises and equipment expenses	3,920	3,807	7,767	7,633
Marketing and advertising	1,247	920	2,141	1,694
Data processing	1,997	1,823	4,038	3,837
Legal, accounting and professional fees	1,297	1,011	2,299	2,074
FDIC insurance	590	755	1,134	1,564
Other expenses	4,081	4,071	8,308	7,568
Total noninterest expense	30,001	28,295	59,233	56,397
Income Before Income Tax Expense	45,154	39,214	87,489	76,949
Income Tax Expense	17,382	15,069	32,700	29,482
Net Income	$27,772	$24,145	$54,789	$47,467

Earnings Per Common Share
Basic	$0.81	$0.72	$1.61	$1.41
Diluted	$0.81	$0.71	$1.60	$1.39

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields And Rates (Unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$264,319	$610	0.93%	$184,821	$196	0.43%
Loans held for sale (1)	38,165	388	4.07%	47,111	428	3.63%
Loans (1) (2)	5,895,174	75,508	5.14%	5,266,305	66,783	5.10%
Investment securities available for sale (2)	520,951	2,827	2.18%	460,195	2,356	2.06%
Federal funds sold	6,642	11	0.66%	8,576	9	0.42%
Total interest earning assets	6,725,251	79,344	4.73%	5,967,008	69,772	4.70%

Total noninterest earning assets	294,923			279,972
Less: allowance for credit losses	60,180			55,816
Total noninterest earning assets	234,743			224,156
TOTAL ASSETS	$6,959,994			$6,191,164

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$360,574	$337	0.37%	$243,836	$152	0.25%
Savings and money market	2,679,337	4,097	0.61%	2,573,184	2,828	0.44%
Time deposits	781,864	1,969	1.01%	760,786	1,550	0.82%
Total interest bearing deposits	3,821,775	6,403	0.67%	3,577,806	4,530	0.51%
Customer repurchase agreements	69,093	40	0.23%	71,767	39	0.22%
Other short-term borrowings	89,355	224	0.99%	66,484	344	2.05%
Long-term borrowings	216,676	2,979	5.44%	68,970	1,037	5.95%
Total interest bearing liabilities	4,196,899	9,646	0.92%	3,785,027	5,950	0.63%

Noninterest bearing liabilities:
Noninterest bearing demand	1,838,344			1,600,695
Other liabilities	34,253			22,124
Total noninterest bearing liabilities	1,872,597			1,622,819

Shareholders’ Equity	890,498			783,318
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,959,994			$6,191,164

Net interest income		$69,698			$63,822
Net interest spread			3.81%			4.07%
Net interest margin			4.16%			4.30%
Cost of funds			0.57%			0.40%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $4.3 million and $3.7 million for the three months ended June 30, 2017 and 2016, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Consolidated Average Balances, Interest Yields and Rates (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Interest earning assets:
Interest bearing deposits with other banks and other short-term investments	$266,984	$1,093	0.83%	$210,476	$480	0.46%
Loans held for sale (1)	33,796	670	3.96%	38,179	701	3.67%
Loans (1) (2)	5,800,742	147,697	5.13%	5,168,346	131,432	5.11%
Investment securities available for sale (2)	523,566	5,660	2.18%	479,191	4,944	2.07%
Federal funds sold	6,023	18	0.60%	9,770	22	0.45%
Total interest earning assets	6,631,111	155,138	4.72%	5,905,962	137,579	4.68%

Total noninterest earning assets	295,232			280,752
Less: allowance for credit losses	59,746			54,866
Total noninterest earning assets	235,486			225,886
TOTAL ASSETS	$6,866,597			$6,131,848

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction	$345,986	$575	0.34%	$216,916	$252	0.23%
Savings and money market	2,684,900	7,961	0.60%	2,664,106	5,348	0.40%
Time deposits	759,942	3,697	0.98%	753,618	3,073	0.82%
Total interest bearing deposits	3,790,828	12,233	0.65%	3,634,640	8,673	0.48%
Customer repurchase agreements	69,359	78	0.23%	71,076	76	0.22%
Other short-term borrowings	60,808	277	0.91%	33,242	344	2.05%
Long-term borrowings	216,624	5,958	5.47%	68,954	2,074	5.95%
Total interest bearing liabilities	4,137,619	18,546	0.90%	3,807,912	11,167	0.59%

Noninterest bearing liabilities:
Noninterest bearing demand	1,816,724			1,526,446
Other liabilities	37,031			27,373
Total noninterest bearing liabilities	1,853,755			1,553,819

Shareholders’ equity	875,223			770,117
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,866,597			$6,131,848

Net interest income		$136,592			$126,412
Net interest spread			3.82%			4.09%
Net interest margin			4.16%			4.30%
Cost of funds			0.56%			0.38%

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $8.2 million and $7.5 million for the six months ended June 30, 2017 and 2016, respectively.
(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

Eagle Bancorp, Inc.
Statements of Income and Highlights Quarterly Trends (Unaudited)
(dollars in thousands, except per share data)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
Income Statements:	2017	2017	2016	2016	2016	2016	2015	2015
Total interest income	$79,344	$75,794	$75,795	$72,431	$69,772	$67,807	$67,311	$63,981
Total interest expense	9,646	8,900	8,771	7,703	5,950	5,217	4,735	4,896
Net interest income	69,698	66,894	67,024	64,728	63,822	62,590	62,576	59,085
Provision for credit losses	1,566	1,397	2,112	2,288	3,888	3,043	4,595	3,262
Net interest income after provision for credit losses	68,132	65,497	64,912	62,440	59,934	59,547	57,981	55,823
Noninterest income (before investment gains)	6,997	5,565	6,943	6,404	7,077	5,666	6,462	6,039
Gain on sale of investment securities	26	505	71	1	498	624	30	60
Total noninterest income	7,023	6,070	7,014	6,405	7,575	6,290	6,492	6,099
Salaries and employee benefits	16,869	16,677	17,853	17,130	15,908	16,119	15,977	15,383
Premises and equipment	3,920	3,847	3,699	3,786	3,807	3,826	3,970	3,974
Marketing and advertising	1,247	894	944	857	920	774	566	762
Merger expenses	-	-	-	-	-	-	2	2
Other expenses	7,965	7,814	7,284	7,065	7,660	7,383	8,125	7,284
Total noninterest expense	30,001	29,232	29,780	28,838	28,295	28,102	28,640	27,405
Income before income tax expense	45,154	42,335	42,146	40,007	39,214	37,735	35,833	34,517
Income tax expense	17,382	15,318	16,429	15,484	15,069	14,413	13,485	13,054
Net income	27,772	27,017	25,717	24,523	24,145	23,322	22,348	21,463
Preferred stock dividends	-	-	-	-	-	-	62	180
Net income available to common shareholders	$27,772	$27,017	$25,717	$24,523	$24,145	$23,322	$22,286	$21,283

Per Share Data:
Earnings per weighted average common share, basic	$0.81	$0.79	$0.76	$0.73	$0.72	$0.70	$0.67	$0.64
Earnings per weighted average common share, diluted	$0.81	$0.79	$0.75	$0.72	$0.71	$0.68	$0.65	$0.63
Weighted average common shares outstanding, basic	34,128,598	34,069,528	33,650,963	33,590,183	33,588,141	33,518,998	33,462,937	33,400,973
Weighted average common shares outstanding, diluted	34,324,120	34,284,316	34,233,940	34,187,171	34,183,209	34,104,237	34,069,786	34,026,412
Actual shares outstanding at period end	34,169,924	34,110,056	34,023,850	33,590,880	33,584,898	33,581,599	33,467,893	33,405,510
Book value per common share at period end	$26.42	$25.59	$24.77	$24.28	$23.48	$22.71	$22.07	$21.38
Tangible book value per common share at period end (1)	$23.28	$22.45	$21.61	$21.08	$20.27	$19.48	$18.83	$18.10

Performance Ratios (annualized):
Return on average assets	1.60%	1.62%	1.46%	1.50%	1.57%	1.54%	1.50%	1.47%
Return on average common equity	12.51%	12.74%	12.26%	12.04%	12.40%	12.39%	12.08%	11.95%
Net interest margin	4.16%	4.14%	3.96%	4.11%	4.30%	4.31%	4.38%	4.23%
Efficiency ratio (2)	39.10%	40.06%	40.22%	40.54%	39.63%	40.80%	41.47%	42.04%

Other Ratios:
Allowance for credit losses to total loans (3)	1.02%	1.03%	1.04%	1.04%	1.05%	1.06%	1.05%	1.05%
Allowance for credit losses to total nonperforming loans	356.00%	416.91%	330.49%	255.29%	264.44%	249.03%	397.95%	347.82%
Nonperforming loans to total loans (3)	0.29%	0.25%	0.31%	0.41%	0.40%	0.43%	0.26%	0.30%
Nonperforming assets to total assets	0.26%	0.22%	0.30%	0.41%	0.39%	0.42%	0.31%	0.41%
Net charge-offs (annualized) to average loans (3)	0.02%	0.04%	-0.01%	0.14%	0.15%	0.09%	0.18%	0.16%
Tier 1 capital (to average assets)	11.61%	11.51%	10.72%	11.12%	11.24%	11.01%	10.90%	11.96%
Total capital (to risk weighted assets)	15.13%	14.97%	14.89%	15.05%	12.71%	12.87%	12.75%	13.80%
Common equity tier 1 capital (to risk weighted assets)	11.18%	10.97%	10.80%	10.83%	10.74%	10.83%	10.68%	10.48%
Tangible common equity ratio (1)	11.15%	10.97%	10.84%	10.64%	10.88%	10.86%	10.56%	10.46%

Average Balances (in thousands):
Total assets	$6,959,994	$6,772,164	$6,984,492	$6,492,274	$6,191,164	$6,072,533	$5,907,022	$5,775,283
Total earning assets	$6,725,251	$6,535,926	$6,752,859	$6,264,531	$5,967,008	$5,844,915	$5,675,730	$5,545,398
Total loans	$5,895,174	$5,705,261	$5,591,790	$5,422,677	$5,266,305	$5,070,386	$4,859,391	$4,636,298
Total deposits	$5,660,119	$5,554,402	$5,796,516	$5,353,834	$5,178,501	$5,143,670	$4,952,282	$4,842,706
Total borrowings	$375,124	$318,143	$312,842	$300,083	$207,221	$139,324	$168,652	$128,015
Total shareholders’ equity	$890,498	$859,779	$834,823	$809,973	$783,318	$756,916	$757,199	$778,279

(1) Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per common share are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

EAGLE BANCORP, INC.
CONTACT:
Michael T. Flynn
301.986.1800